Exhibit 99

Contacts:
Media	Investor Relations
Robert C. Ferris	Elena Doom
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	elena.doom@honeywell.com

HONEYWELL REPORTS FIRST QUARTER 2013

SALES OF $9.3 BILLION; EPS UP 16% TO $1.21 PER SHARE

•	Strong Productivity Driving EPS Growth of 16%, Up 12% Using Expected Full-Year Tax Rate
•	Segment Margin Increase of 100 Bps to 16.2%, Operating Margin Up 120 Bps
•	Increasing Low-End 2013 Proforma EPS Guidance to $4.80 - $4.95, From $4.75 - $4.95

MORRIS TOWNSHIP, N.J., April 19, 2013 -- Honeywell (NYSE: HON) today announced its results for the first quarter of 2013:

Total Honeywell
($ Millions, except Earnings Per Share)	1Q 2012	1Q 2013	Change
Sales	9,307	9,328	~ flat

Segment Margin	15.2%	16.2%	100 bps
Operating Income Margin	12.9%	14.1%	120 bps

Earnings Per Share	$1.04	$1.21	16%

Cash Flow from Operations	196	341	74%
Free Cash Flow *	300	327	9%

* Free Cash Flow (cash flow from operations less capital expenditures) prior to cash pension contributions

“Honeywell delivered better than expected quarterly earnings and margins even in a continued slow global growth environment,” said Honeywell Chairman and CEO Dave Cote. “We had strong productivity in the quarter, and our balanced portfolio of both short- and long-cycle businesses continues to drive our outperformance. As a result of our strong start to 2013, we’re raising the low-end of our full-year earnings guidance by five cents. We’re achieving these results in a slow growth environment while also maintaining our seed planting for the future by investing in new products and technologies, geographic expansion, and driving our key process initiatives. And, it will continue. It’s what will help Honeywell deliver top-tier earnings performance this year and over the long-term.”

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Q1'13 Results - 2

First quarter 2013 earnings per share (EPS) reflects a 23.1% effective tax rate compared to 26.5% last year. Using the expected full-year tax rate of 26.5%, EPS growth would have been 12%.

The company is updating its full-year 2013 sales and EPS guidance and now expects:

Full-Year Guidance
	2013	2013	Change
	Prior Guidance	Revised Guidance	vs. 2012
Sales	$39.0 - $39.5B	$38.8 - $39.3B	3 - 4%

Segment Margin	15.8 – 16.1%	15.9 - 16.2%	30 - 60 bps
Operating Income Margin[1]	14.2 – 14.5%	14.3 – 14.6%	70 - 100 bps

Earnings Per Share[1]	$4.75 - $4.95	$4.80 - $4.95	7% - 11%

Free Cash Flow[2]	~$3.7B	~$3.7B	~ Flat
1.	Proforma, V% / BPS exclude any pension mark-to-market adjustment
2.	Free Cash Flow (cash flow from operations less capital expenditures) prior to any NARCO related payments and cash pension contributions

First Quarter Segment Performance

Aerospace
($ Millions)	1Q 2012	1Q 2013	% Change
Sales	2,950	2,911	(1%)
Segment Profit	534	551	3%
Segment Margin	18.1%	18.9%	80 bps

•	Sales were down (1%) compared with the first quarter of 2012 driven by a (1%) decline in our Commercial businesses primarily driven by higher than normal prior year shipments to commercial airline and BGA original equipment customers, and a (1%) decline in Defense and Space, as expected.
•	Segment profit was up 3%, and segment margins expanded 80 bps to 18.9%, primarily due to commercial excellence and productivity net of inflation (including prior year impact of customer bankruptcy), partially offset by lower aftermarket volumes.

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Q1'13 Results - 3

Automation and Control Solutions
($ Millions)	1Q 2012	1Q 2013	% Change
Sales	3,788	3,786	~ flat
Segment Profit	491	523	7%
Segment Margin	13.0%	13.8%	80 bps

•	Sales were approximately flat on both a reported and organic basis compared with the first quarter of 2012. Energy, Safety, and Security sales were up primarily due to growth in ECC and Security products, partially offset by lower sales in Process Solutions and Building Solutions and Distribution.
•	Segment profit was up 7% and segment margins were up 80 bps to 13.8% driven by commercial excellence and productivity net of inflation.

Performance Materials and Technologies
($ Millions)	1Q 2012	1Q 2013	% Change
Sales	1,615	1,717	6%
Segment Profit	319	374	17%
Segment Margin	19.8%	21.8%	200 bps

•	Sales were up 6% reported, down (2%) organic, compared with the first quarter of 2012, resulting from the Thomas Russell acquisition, higher petrochemical catalyst shipments and equipment sales in UOP, partially offset by planned plant outages in Resins & Chemicals and Fluorine Products.
•	Segment profit was up 17% and segment margins increased 200 bps to 21.8%, primarily due to higher sales at UOP and favorable price net of inflation, partially offset by lower volume in Advanced Materials and continued investments for growth.

Transportation Systems
($ Millions)	1Q 2012	1Q 2013	% Change
Sales	954	914	(4%)
Segment Profit	120	111	(8%)
Segment Margin	12.6%	12.1%	(50) bps

•	Sales were down (4%) on both a reported and organic basis compared with the first quarter of 2012, driven by approximately 10% lower European light vehicle production volumes and declining aftermarket sales, partially offset by the positive impact of new platform launches, including higher turbo gas launches in North America and China.
•	Segment profit was down (8%) and segment margins decreased (50) bps to 12.1% primarily driven by lower sales, and ongoing projects to drive operational improvement in the Friction Materials business, partially offset by productivity benefits.

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Q1'13 Results - 4

Honeywell will discuss its results during its investor conference call today starting at 9:30 a.m. EDT. To participate, please dial (800) 894-5910 (domestic) or (785) 424-1052 (international) a few minutes before the 9:30 a.m. EDT start. Please mention to the operator that you are dialing in for Honeywell’s first quarter 2013 investor conference call or provide the conference code HONQ113. The live webcast of the investor call as well as related presentation materials will be available through the “Investor Relations” section of the company’s Website (http://www.honeywell.com/investor). Investors can access a replay of the conference call from 12:00 p.m. EDT, April 19, until 11:59 p.m. EDT, April 26, by dialing (800) 753-6121 (domestic) or (402) 220-2676 (international).

Honeywell (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes, and industry; turbochargers; and performance materials. Based in Morris Township, N.J., Honeywell’s shares are traded on the New York, London, and Chicago Stock Exchanges. For more news and information on Honeywell, please visit www.honeywellnow.com.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

Q1’13 Results - 5

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(In millions, except per share amounts)

	Three Months Ended March 31,

	2013	2012

Product sales	$7,474	$7,377
Service sales	1,854	1,930

Net sales	9,328	9,307

Costs, expenses and other
Cost of products sold (A)	5,567	5,571
Cost of services sold (A)	1,216	1,309

	6,783	6,880
Selling, general and administrative expenses (A)	1,229	1,231
Other (income) expense	(28)	(15)
Interest and other financial charges	84	89

	8,068	8,185

Income before taxes	1,260	1,122
Tax expense	291	297

Net income	969	825

Less: Net income attributable to the noncontrolling interest	3	2

Net income attributable to Honeywell	$966	$823

Earnings per share of common stock - basic	$1.23	$1.06

Earnings per share of common stock - assuming dilution	$1.21	$1.04

Weighted average number of shares outstanding-basic	785.8	777.3

Weighted average number of shares outstanding - assuming dilution	797.1	788.1

(A) Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, pension and other postretirement expense, and stock compensation expense.

Q1’13 Results - 6

Honeywell International Inc.
Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended March 31,

	2013	2012

Net Sales

Aerospace	$2,911	$2,950

Automation and Control Solutions	3,786	3,788

Performance Materials and Technologies	1,717	1,615

Transportation Systems	914	954

Total	$9,328	$9,307

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended March 31,

	2013	2012

Segment Profit

Aerospace	$551	$534

Automation and Control Solutions	523	491

Performance Materials and Technologies	374	319

Transportation Systems	111	120

Corporate	(51)	(49)

Total Segment Profit	1,508	1,415

Other income (expense) (A)	19	5
Interest and other financial charges	(84)	(89)
Stock compensation expense (B)	(54)	(51)
Pension ongoing income (expense) (B)	21	(13)
Other postretirement income (expense) (B)	(22)	(23)
Repositioning and other charges (B)	(128)	(122)

Income before taxes	$1,260	$1,122

(A) Equity income (loss) of affiliated companies is included in Segment Profit.

(B) Amounts included in cost of products and services sold and selling, general and administrative expenses.

Q1’13 Results - 7

Honeywell International Inc.
Consolidated Balance Sheet (Unaudited)
(Dollars in millions)

	March 31, 2013	December 31, 2012

ASSETS
Current assets:
Cash and cash equivalents	$4,539	$4,634
Accounts, notes and other receivables	7,585	7,429
Inventories	4,297	4,235
Deferred income taxes	672	669
Investments and other current assets	588	631

Total current assets	17,681	17,598

Investments and long-term receivables	738	623
Property, plant and equipment - net	4,948	5,001
Goodwill	12,386	12,425
Other intangible assets - net	2,384	2,449
Insurance recoveries for asbestos related liabilities	654	663
Deferred income taxes	1,842	1,889
Other assets	1,167	1,205

Total assets	$41,800	$41,853

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities:
Accounts payable	$4,444	$4,736
Short-term borrowings	86	76
Commercial paper	1,200	400
Current maturities of long-term debt	626	625
Accrued liabilities	6,755	7,208

Total current liabilities	13,111	13,045

Long-term debt	5,787	6,395
Deferred income taxes	683	628
Postretirement benefit obligations other than pensions	1,338	1,365
Asbestos related liabilities	1,300	1,292
Other liabilities	5,896	5,913
Redeemable noncontrolling interest	152	150
Shareowners’ equity	13,533	13,065

Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$41,800	$41,853

Q1’13 Results - 8

Honeywell International Inc.
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended March 31,

	2013	2012

Cash flows from operating activities:
Net income attributable to Honeywell	$966	$823
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation and amortization	248	230
Repositioning and other charges	128	122
Net payments for repositioning and other charges	(98)	(104)
Pension and other postretirement expense	1	36
Pension and other postretirement benefit payments	(171)	(289)
Stock compensation expense	54	51
Deferred income taxes	27	132
Excess tax benefits from share based payment arrangements	(24)	(12)
Other	(33)	(7)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts, notes and other receivables	(142)	(40)
Inventories	(51)	(108)
Other current assets	18	(28)
Accounts payable	(295)	(203)
Accrued liabilities	(287)	(407)

Net cash provided by operating activities	341	196

Cash flows from investing activities:
Expenditures for property, plant and equipment	(148)	(152)
Proceeds from disposals of property, plant and equipment	—	1
Increase in investments	(174)	(84)
Decrease in investments	166	92
Cash paid for acquisitions, net of cash acquired	(122)	(1)
Other	(33)	22

Net cash used for investing activities	(311)	(122)

Cash flows from financing activities:
Net increase in commercial paper	800	349
Net increase in short-term borrowings	8	7
Proceeds from issuance of common stock	164	90
Proceeds from issuance of long-term debt	7	2
Payments of long-term debt	(600)	—
Excess tax benefits from share based payment arrangements	24	12
Repurchases of common stock	(139)	—
Cash dividends paid	(322)	(291)

Net cash (used for)/provided by financing activities	(58)	169

Effect of foreign exchange rate changes on cash and cash equivalents	(67)	47

Net (decrease)/increase in cash and cash equivalents	(95)	290
Cash and cash equivalents at beginning of period	4,634	3,698

Cash and cash equivalents at end of period	$4,539	$3,988

Q1’13 Results - 9

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow, Prior to Cash Pension Contributions (Unaudited)
(Dollars in millions)

	Three Months Ended March 31,		Twelve Months Ended December 31,

	2013	2012	2012

Cash provided by operating activities	$341	$196	$3,517

Expenditures for property, plant and equipment	(148)	(152)	(884)

Free cash flow	$193	$44	$2,633

Cash pension contributions	134	256	1,039

Free cash flow, prior to cash pension contributions	$327	$300	$3,672

We define free cash flow as cash provided by operating activities, less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, repay debt obligations prior to their maturities, or make cash pension contributions. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Q1’13 Results - 10

Honeywell International Inc.
Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)
(Dollars in millions)

	Three Months Ended March 31,

	2013	2012

Segment Profit	$1,508	$1,415

Stock compensation expense (A)	(54)	(51)
Repositioning and other (A, B)	(137)	(132)
Pension ongoing income (expense) (A)	21	(13)
Other postretirement income (expense) (A)	(22)	(23)

Operating Income	$1,316	$1,196

Segment Profit	$1,508	$1,415
÷ Sales	$9,328	$9,307

Segment Profit Margin %	16.2%	15.2%

Operating Income	$1,316	$1,196
÷ Sales	$9,328	$9,307

Operating Income Margin %	14.1%	12.9%

(A) Included in cost of products and services sold and selling, general and administrative expenses.
(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q1’13 Results - 11

Honeywell International Inc.
Reconciliation of Segment Profit to Operating Income Excluding Pension Mark-to-Market Adjustment and Calculation of
Segment Profit and Operating Income Margins Excluding Pension Mark-to-Market Adjustment (Unaudited)
(Dollars in millions)

	Twelve Months Ended December 31,

	2012	2013 Guidance

Segment Profit	$5,879	$6,200 - 6,400

Stock compensation expense (A)	(170)	~(200)
Repositioning and other (A, B)	(488)	(450) - (500)
Pension ongoing expense (A)	(36)	~75
Pension mark-to-market adjustment (A)	(957)	TBD
Other postretirement income (expense) (A)	(72)	~(80)

Operating Income	$4,156	$5,545 - 5,695
Pension mark-to-market adjustment (A)	$(957)	TBD

Operating Income excluding pension mark-to-market adjustment	$5,113	$5,545 - 5,695

Segment Profit	$5,879	$6,200 - 6,400
÷ Sales	$37,665	$38,800 - 39,300

Segment Profit Margin %	15.6%	15.9 - 16.2%

Operating Income	$4,156	$5,545 - 5,695
÷ Sales	$37,665	$38,800 - 39,300

Operating Income Margin %	11.0%	14.3 - 14.6%

Operating Income excluding pension mark-to-market adjustment	$5,113	$5,545 - 5,695
÷ Sales	$37,665	$38,800 - 39,300

Operating Income Margin excluding pension mark-to-market adjustment %	13.6%	14.3 - 14.6%

(A) Included in cost of products and services sold and selling, general and administrative expenses.
(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q1’13 Results - 12

Honeywell International Inc.
Reconciliation of Earnings Per Share to Earnings Per Share, Excluding Pension Mark-to-Market Adjustment

2012

EPS	$3.69

Pension mark-to-market adjustment	0.79

EPS, excluding pension mark-to-market adjustment	$4.48

We believe EPS, excluding pension mark-to-market adjustment is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

EPS utilizes weighted average shares outstanding of 791.9 million. Mark-to-market uses a blended tax rate of 35.0%.